FORM 8-K


                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


           Date of Report:  January 23, 2001 (January 18, 2001)
                     (Date of earliest event reported)


                              INTRENET, INC.
          (Exact name of registrant as specified in its charter)


Indiana                   0-14060           35-1597565
(State or other           (Commission       (IRS Employer
jurisdiction of           File Number)      Identification No.)
incorporation)


          400 TechneCenter Drive, Suite 200, Milford, Ohio 45150
                 (Address of principal executive offices)


Registrant's telephone number, including area code:  513/576-6666


Former name or former address, if changed since last report:  N/A

Item 3.  Bankruptcy or Receivership

     On January 18, 2001, Intrenet, Inc. (the "Company") filed a petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court for the Southern District of Ohio (Bankruptcy Case No. 01-10314). Certain of the Company's subsidiaries, namely, Advanced Distribution Systems, Inc., Eck Miller Transportation Corporation, Roadrunner Trucking, Inc., Mid-Western Transport, Inc., INET Logistics, Inc. and Roadrunner Distribution Services, Inc., also filed separate petitions which have been administratively consolidated with the Company's petition. The Company and its existing directors and officers remain as debtor-in-possession of the assets of the Company and its subsidiaries, subject to the supervision of the Bankruptcy Court. The Company had previously announced on January 2, 2001, that the Company and its subsidiaries were ceasing business and proceeding with an orderly wind-down of operations and liquidation of their assets. The Company has reached an agreement with The Huntington National Bank, the lender under the Company's existing working capital credit facility, for limited use of cash collateral to fund the liquidation.

Item 7.  Financial Statements and Exhibits

     Financial Statements

          None

     Exhibits

          None

                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   INTRENET, INC.

Dated:  January 23, 2001

                                By:       /S/  THOMAS J. BELL
                                     Thomas J. Bell,
                                     Executive Vice President and
                                     Chief Financial Officer